UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022

Nano Magic Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11602	47-1598792
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

31601 Research Park Drive, Madison Heights, MI 48071

(Address of principal executive offices) (Zip Code)

(844) 736-6266

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NMGX	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 27, 2022, we entered into an agreement to sell 70% of the stock of our wholly owned subsidiary Applied Nanotech, Inc. to two officers of that subsidiary. In connection with the sale, the capital structure of Applied Nanotech is being changed to give us, as the holder of Class B common stock of Applied Nanotech, a 30% economic interest, certain information rights, special consent rights, and tag-along rights, as well as the obligation to sell our stock under certain circumstances if other stockholders are selling. The Class A stock being acquired by the buyers will be pledged to secure the payment of the purchase price that is evidenced promissory note in the principal amount of $450,000. The note bears interest at 7% and has semi-annual payments of principal initially in the amount of $20,000, increasing to $25,000 tin May 2024 and to $30,000 in May 2026, with a final balloon payment of $80,000 due on December 31, 2029.

Item 2.01 Completion of Disposition of Assets

The purchase and sale transaction described under item 1.01 above became effective at midnight on May 31, 2022.

Item 5.02 Departure of Director and Election of Director

On May 26, 2022, our Board elected David M. Sherbin as a director. Mr. Sherbin provides legal and consulting services. He retired in April 2021 from his position as the senior vice president, general counsel, chief compliance officer and secretary at Aptiv PLC (formerly Delphi Automotive). He joined that company in 2005 and served as General counsel & Chief Compliance Officer. Prior to that, Mr. Sherbin served Pulte Group, Federal Mogul Corporation and Heller Financial Inc. in legal and compliance roles. He is a graduate of Oberlin College and Cornell Law School. He is 62 years old.

On May 25, 2022, Howard Westerman submitted his resignation as a director.

Item 7.01 Regulation FD Disclosure

On May 27, 2022, we issued a press release announcing the transaction described in items 1.01 and 2.01 above and the election of Mr. Sherbin to our board. A copy of that press release is attached as Exhibit 99.1 and is incorporated by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “exchange Act”) or otherwise subject to the liability of that Section and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of the registrant dated May 27, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano Magic Holdings Inc.

Date: June 1, 2022	By:	/s/ Tom J. Berman
President & CEO